UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 20, 2004

BLOCKBUSTER INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2004, the Senior Executive Compensation Committee of the Board of Directors of Blockbuster Inc. (“Blockbuster”) approved a special grant of restricted shares of Blockbuster’s class A common stock, par value $0.01 per share, to certain of its executive officers and other employees. A total of 2,340,000 restricted shares were granted on December 20, 2004 to 36 individuals under the Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan (as amended to date) and/or the Blockbuster Inc. 2004 Long-Term Management Incentive Plan (as amended to date), which were previously filed as exhibits to Blockbuster’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004. The restricted shares vest in annual installments of equal amounts over the next three years, with the first one-third vesting on December 20, 2005. A copy of the form of restricted share award agreement is attached hereto as Exhibit 99.1.

As part of this one-time grant of restricted shares, the following executive officers of Blockbuster received the number of restricted shares indicated: Mr. Frank G. Paci, Executive Vice President, Finance, Strategic Planning and Development of Blockbuster, received 125,000 restricted shares; Mr. Nicholas P. Shepherd, President, U.S. Store Operations of Blockbuster, received 200,000 restricted shares; Mr. Edward B. Stead, Executive Vice President and General Counsel of Blockbuster, received 200,000 restricted shares; Mr. Christopher J. Wyatt, Executive Vice President, President, International of Blockbuster, received 150,000 restricted shares; and Mr. Larry J. Zine, Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Blockbuster, received 250,000 restricted shares.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Share Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Dated: December 20, 2004	By:	/s/ Edward B. Stead
Edward B. Stead
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Share Award Agreement